Exhibit 23.1

 Consent of Independent Registered Public Accounting Firm

The Board of Directors

Lipocine Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
KPMG LLP
Salt Lake City, Utah
November 17, 2017